                                    [LETTER HEAD]

                                 AMENDED SCHEDULE TO

                             LOAN AND SECURITY AGREEMENT

BORROWER:      SYNC RESEARCH, INC.
ADDRESS:       40 PARKER
               IRVINE, CALIFORNIA  92718

DATED AS OF: DECEMBER 3, 1997



CREDIT LIMIT
(Section 1.1):           An amount not to exceed $5,000,000 at any one time
                         outstanding; PROVIDED, HOWEVER, that upon a Post-IPO
                         Default (as defined in Section 2.2 of the Loan
                         Agreement as set forth in the Amendment to Loan and Security Agreement dated October 5, 1995 between
                         Silicon and Borrower), the Credit Limit shall be an amount not to exceed the lesser of: (i) $5,000,000 at any one time outstanding; or (ii) 70% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing. "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                         Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from any government agency (unless Borrower completes such assignment of claims documentation and other documentation that Silicon determines is necessary or desirable to perfect and protect the interest of Silicon therein), accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding*, accounts owing from an affiliate of Borrower**, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

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     SILICON VALLEY BANK                  AMENDED SCHEDULE TO LOAN AGREEMENT
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                         *PROVIDED THAT ACCOUNTS OWING FROM AT&T, IBM, 3 COM,
                         AND RACAL-DATACOM SHALL BE DEEMED INELIGIBLE TO THE EXTENT ANY SUCH ACCOUNTS EXCEED 40% OF THE TOTAL ELIGIBLE ACCOUNTS OUTSTANDING

                         **(OTHER THAN 3 COM)

                         Silicon, in its reasonable discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $1,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Accounts Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit
                         Documentation.   Letters of Credit may have a maturity
                         date up to twelve months beyond the Maturity Date in effect from time to time, provided that if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                         The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

FOREIGN EXCHANGE
 CONTRACT SUBLIMIT       Up to $1,000,000 of the Credit Limit (the "Contract
                         Limit") may be utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The
                         Credit Limit shall be reduced by the following amounts
                         (the "Foreign Exchange Reserve") on each day (the
                         "Determination Date"):  (i) on all outstanding Exchange
                         Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding
                         Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange
                         Reserve for 100% of the gross amount of any Exchange
                         Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                         Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not


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     SILICON VALLEY BANK                  AMENDED SCHEDULE TO LOAN AGREEMENT
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                         sufficient availability under the Credit Limit and
                         Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                         Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                         Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary Settlement Circumstances"):

                           (i) if there is sufficient availability under the Credit Limit in the amount of the Foreign Exchange Reserve as of each Determination Date, and Silicon in advance shall reserve the full amount of the Foreign Exchange Reserve against the Credit Limit; or

                           (ii) if there is insufficient availability under the Credit Limit as to settlements within any two (2) business day period, and if Silicon is able to: (A) verify good funds overseas prior to crediting Borrower's deposit account with Silicon (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Silicon prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency);

                         PROVIDED that it is expressly understood that Silicon's willingness to adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                         In the case of Borrower's purchase of foreign currency, Borrower shall instruct Silicon in advance upon settlement either to treat the settlement amount as an advance under the Credit Limit, or to debit Borrower's account for the amount settled.

                         The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

     SILICON VALLEY BANK                  AMENDED SCHEDULE TO LOAN AGREEMENT
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                         Without limiting any of the other terms of this Loan
                         Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                         The Exchange Contracts shall have maturity dates no later than the Maturity Date.

INTEREST RATE
(Section 1.2):           A rate equal to the "Prime Rate" in effect from time to
                         time, per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime
                         Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon.
                         The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                         Rate.

FACILITY FEE
(Section 1.3):           As per the Amendment to Loan Agreement of even date.

MATURITY DATE
(Section 5.1):           OCTOBER 5, 1998

PRIOR NAMES OF BORROWER
(Section 3.2):           FALLON & ASSOCIATES, SPECTRUM COMMUNICATIONS, INC.,
                         TYLINK CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):           SYNCVIEW, INTERNETWORKING SNA


OTHER LOCATIONS AND
ADDRESSES (Section 3.3): 10C COMMERCE WAY, NARRON, MA  02766

MATERIAL ADVERSE
LITIGATION
(Section 3.10):          AS DISCLOSED IN THE BORROWER'S SEPTEMBER 30, 1997 10-Q
                         REPORT

NEGATIVE COVENANTS-
EXCEPTIONS(Section 4.6): Without Silicon's prior written consent, Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $75,000 in any fiscal year.


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     SILICON VALLEY BANK                  AMENDED SCHEDULE TO LOAN AGREEMENT
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FINANCIAL COVENANTS
(Section 4.1):           Borrower shall comply with all of the following
                         covenants. Compliance shall be determined as of the end of each fiscal quarter, except as otherwise specifically provided below:

     QUICK ASSET RATIO:  Borrower shall maintain a ratio of "Quick Assets" to current liabilities of not less than 3.5 to 1.


     TANGIBLE NET WORTH: Borrower shall maintain a tangible net worth of not less than $27,500,000, provided that tangible net worth
                         shall be computed excluding loans by the Borrower to
                         its officers.
     DEBT TO TANGIBLE
     NET WORTH RATIO:    Borrower shall maintain a ratio of total liabilities to
                         tangible net worth of not more than .40 to 1.

     PROFITABILITY:      Borrower shall not incur a loss (after taxes) for the
                         fiscal year ending December 31, 1998.

     DEFINITIONS:        "Current assets," and "current liabilities" shall have
                         the meanings ascribed to them in accordance with generally accepted accounting principles.

                         "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                         "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

     SUBORDINATED DEBT:  "Liabilities" for purposes of the foregoing covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
     (Section 4.1):      Borrower shall at all times comply with all of the
                         following additional covenants:

                         1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                         2. MONTHLY BORROWING BASE CERTIFICATE AND LISTING. After the occurrence of a Post-IPO Default, within 20 days after the end of each month thereafter (including any month in which the Post-IPO Default



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     SILICON VALLEY BANK                  AMENDED SCHEDULE TO LOAN AGREEMENT
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                         occurs), Borrower shall provide Silicon with a
                         Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable and accounts payable.

                         3. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $250,000 at any time outstanding.

                         4.   [RESERVED.]

                         5. NEGATIVE PLEDGE. Borrower shall not grant a security interest in any of its present or future Collateral, other than for specific liens on capital equipment relating to obligations incurred pursuant to paragraph 3 above and a lien in favor of Silicon.

                         6. AGREEMENT TO TERMINATE SECURITY INTEREST UPON IPO; POST-IPO DEFAULT UCCS; ETC. Due to the prior completion of the IPO Consummation, Silicon has terminated its security interest in the Collateral. Notwithstanding the foregoing, upon the occurrence of a Post-IPO Default, Borrower agrees that Borrower shall be deemed to have granted to Silicon a security interest in the Collateral as set forth in Section 2.2 hereof at such time, and that Borrower agrees to execute and deliver to Silicon forthwith such UCC financing statements, instruments and other documentation as Silicon determines is necessary or desirable in connection therewith in order to perfect and otherwise protect its security interest in the Collateral.


                         BORROWER:

                            SYNC RESEARCH, INC.

                            BY
                              ---------------------------------------
                               PRESIDENT OR VICE PRESIDENT

                            BY
                              ---------------------------------------
                               SECRETARY OR ASS'T SECRETARY

                         SILICON:

                            SILICON VALLEY BANK


                            BY
                              ---------------------------------------

                            TITLE
                                  -----------------------------------

                                    [LETTER HEAD]

                       AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:      SYNC RESEARCH, INC.
ADDRESS:       40 PARKER
               IRVINE, CALIFORNIA  92718

DATED AS OF: DECEMBER 3, 1997

     THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated September 18, 1991, as amended by that Extension Agreement dated August 3, 1992, by that Amendment to Loan Agreement dated October 20, 1992, by that Amendment to Loan Agreement dated August 23, 1993, by that Amendment to Loan Agreement dated February 10, 1994, by that Amendment to Loan Agreement dated July 18, 1994, by that Amendment to Loan Agreement dated September 20, 1994, by that Amendment to Loan and Security Agreement dated August 31, 1995, by that Amendment to Loan and Security Agreement (the "October 1995 Amendment") dated October 5, 1995, by that Amendment to Loan Agreement dated July 3, 1996, by that Amendment to Loan and Security Agreement dated October 6, 1996 and by that Amendment to Loan and Security Agreement dated June 10, 1997 (the "Loan Agreement"), as follows. (Capitalized terms used but not defined in this Agreement, shall have the meanings set forth in the Loan Agreement.)

     1. REVISED SCHEDULE. The Schedule to Loan Agreement is hereby replaced in its entirety with the Schedule to Loan Agreement as attached hereto.

     2. FEE. Borrower shall pay to Silicon a facility fee in the amount of $25,000 concurrently, which shall be in addition to all interest and all other amounts payable under the Loan Agreement, and which shall not be refundable.

     3. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     4. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, as so amended, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.


                                         -1-
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     SILICON VALLEY BANK                                CERTIFIED RESOLUTION
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BORROWER:                               SILICON:

SYNC RESEARCH, INC.                     SILICON VALLEY BANK

BY                                      BY
  --------------------------------        --------------------------------
     PRESIDENT OR VICE PRESIDENT        TITLE
                                             -----------------------------
BY
  --------------------------------
     SECRETARY OR ASS'T SECRETARY


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